UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material under Rule 14a-12

Emulex Corporation
(Name of Registrant as Specified in Its Charter)

Fiji Acquisition Corporation
Broadcom Corporation
(Name of Persons Filing Proxy Statement, if Other than Registrant)

Payment of filing fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐  Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following are excerpts from Broadcom Corporation’s and Fiji Acquisition Corporation’s Offer to Purchase (as amended by Amendment No. 1 to the Tender Offer Statement on Schedule TO) that are related to their solicitation of written consents from Emulex stockholders:

* * *

Do you intend to undertake a consent solicitation to authorize Emulex stockholders to call a special meeting?

•	Yes. We filed on May 5, 2009 a preliminary consent statement with the Securities and Exchange Commission for use in connection with the solicitation of written consents from stockholders of the Company to (among other things) amend the Bylaws of Emulex to authorize the stockholders of Emulex to request that the Company call special meetings of stockholders and to appoint certain designated agents to serve as the stockholders’ agents for purposes of requesting that the Company call a special meeting of the stockholders to remove all directors in office at the time of the special meeting and elect an alternative slate of director nominees to serve as directors of Emulex. We reserve the right, however, at any time to terminate the consent solicitation if we determine it to be in our best interests to do so or if we determine that the consent solicitation is unnecessary, including, if we so determine, if Emulex’s board of directors has taken all actions within its power to cause the conditions contained in this Offer to Purchase to be satisfied. Neither this Offer to Purchase nor the offer constitutes a solicitation of consents in connection with the consent solicitation. Any such solicitation (including the consent solicitation) will be made only pursuant to separate consent solicitation materials complying with the requirements of the rules and regulations of the Securities and Exchange Commission.

Do you intend to undertake a proxy solicitation to remove and replace some or all of Emulex’s directors with your nominees for directors?

•	Yes. We currently intend to file preliminary proxy materials with the Securities and Exchange Commission to solicit proxies from the Company’s stockholders (and, when permitted, to distribute definitive proxy materials and proxy cards to the Company’s stockholders) to remove all directors in office at the time of the special meeting and elect an alternative slate of director nominees to serve as directors of Emulex. We reserve the right, however, at any time to determine not to commence the proxy solicitation (or to terminate the proxy solicitation) if we determine it to be in our best interests to do so or if we determine that the proxy solicitation is unnecessary, including, if we so determine, if Emulex’s board of directors has taken all actions within its power to cause the conditions contained in this Offer to Purchase to be satisfied. Neither this Offer to Purchase nor the offer constitutes a solicitation of proxies in connection with the proxy solicitation. Any such solicitation (including the proxy solicitation) will be made only pursuant to separate proxy solicitation materials complying with the requirements of the rules and regulations of the Securities and Exchange Commission.

Will the granting of a proxy in connection with your proxy solicitation or consent in connection with your consent solicitation be a condition to the tender of Shares in the offer?

•	No. The granting of a proxy to Purchaser in connection with the proxy solicitation or a consent to Purchaser in connection with the consent solicitation is not a condition to the tender of Shares in the offer.

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Purchaser has filed on May 5, 2009 a preliminary consent statement with the SEC for use in connection with the solicitation of written consents (the “Consent Solicitation”) from stockholders of the Company to (among other things) amend the Bylaws of the Company to authorize the stockholders of the Company to request that the Company call special meetings of stockholders and to appoint certain designated agents to serve as the stockholders’ agents for purposes of requesting that the Company call a special meeting of the stockholders to remove all directors in office at the time of the special meeting and elect an alternative slate of director nominees to serve as directors of Emulex. Purchaser reserves the right, however, at any time to terminate the Consent Solicitation if Purchaser determines it to be in its best interests to do so or if Purchaser determines that the Consent Solicitation is unnecessary, including, if Purchaser so determines, if the Board has taken all actions within its power to cause the conditions contained in this Offer to Purchase to be satisfied.

Purchaser currently intends to file preliminary proxy materials with the SEC to solicit proxies (the “Proxy Solicitation”) from the Company’s stockholders (and, when permitted, to distribute definitive proxy materials and proxy cards to the Company’s stockholders) to remove all directors in office at the time of the special meeting and elect an alternative slate of director nominees to serve as directors of Emulex. Purchaser reserves the right, however, at any time to determine not to commence the Proxy Solicitation (or to terminate the Proxy Solicitation) if Purchaser determines it to be in its best interests to do so or if Purchaser determines that the Proxy Solicitation is unnecessary, including, if Purchaser so determines, if the Board has taken all actions within its power to cause the conditions contained in this Offer to Purchase to be satisfied.

On April 21, 2009, Parent commenced an action in the Delaware Court of Chancery against the Company and the Board (the “Litigation”) to declare invalid the portion of Section 6.4 of the Company’s Bylaws that purports to impose the requirement that the Bylaws may not be altered, amended or repealed by the stockholders without the vote or written consent of 66 2/3% of the outstanding Shares, which amendment was purportedly adopted by the Board on January 14, 2009 following Parent’s initial indication of interest in a potential transaction with the Company. Parent has asked the Court of Chancery to enjoin enforcement of that provision as well as any other improper actions taken by the Company or the Board to impede the Offer or Broadcom’s efforts to acquire control of the Company. On May 5, Parent amended the complaint filed in this matter to also seek that the Court of Chancery declare that the Board breached its fiduciary obligation to the Company’s stockholders by maintaining Section 6.4 of the Company’s Bylaws, the amendments to Sections 2.7(c), 2.14 and 3.18 to the Company’s Bylaws and the Rights Agreement and enjoin the Board from enforcing or applying these provisions.

Purchaser expects that the Purchaser nominees, if elected to serve as directors of the Company, and subject to their duties as directors of the Company, would support the Offer and the Second-Step Merger and take certain actions necessary to satisfy the Section 203 Condition, the Rights Condition and the Second-Step Merger Condition and seek or grant such other consents or approvals as may be necessary or desirable to expedite the consummation of the Offer and the Second-Step Merger. Accordingly, election of the Purchaser nominees and adoption of the resolutions contemplated by the Consent Solicitation (the “Stockholder Consent Resolutions”) could allow the stockholders of the Company to determine whether to accept the Offer and could be critical to the prompt consummation of the Offer and the Second-Step Merger if the current Board does not negotiate with Purchaser and Parent.

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SOLICITATION OF PROXIES AND CONSENTS

As discussed in this Offer to Purchase, Purchaser has filed a preliminary consent statement with the SEC in connection with the Consent Solicitation and currently intends to file a preliminary proxy statement with the SEC for use in connection with the Proxy Solicitation. Purchaser advises the security holders of the Company to read the proxy statement and the consent statement when each becomes available, because each will contain important information regarding the Proxy Solicitation and the Consent Solicitation, as the case may be. The security holders of the Company may, when such documents become available, obtain a free copy of the preliminary proxy statement, the preliminary consent solicitation statement, the definitive proxy statement, the definitive consent statement and other documents that the Company files with the SEC at its web site at www.sec.gov. In addition, each of these documents, when prepared or available, may be obtained free of charge from Purchaser by calling Innisfree M&A Incorporated, the Information Agent for the Offer, toll-free at (877) 687-1875 (banks and brokers may call collect at (212) 750-5833).

* * *

This communication does not constitute an offer to buy or a solicitation of an offer to sell any securities. Broadcom has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”) containing an offer to purchase all of the outstanding shares of common stock of Emulex Corporation (“Emulex”) for $9.25 per share. The tender offer is being made solely by means of the offer to purchase, and the exhibits filed with respect thereto (including the letter of transmittal), which contain the full terms and conditions of the tender offer. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY

BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom Corporation through the Web site maintained by the SEC at http://www.sec.gov or by directing a request by mail to Innisfree M&A Incorporated at 501 Madison Avenue 20th Floor, New York, NY 10022, or by calling toll-free at (877) 687-1875.

Broadcom has filed a preliminary consent statement with the SEC relating to the solicitation of written consents from Emulex stockholders. Any definitive consent solicitation statement will be mailed to stockholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov or by directing a request by mail to Innisfree M&A Incorporated at 501 Madison Avenue 20th Floor, New York, NY 10022, or by calling toll-free at (877) 687-1875.

Information regarding the participants in the solicitation of consents of Emulex’s stockholders is available in Broadcom’s preliminary consent statement filed with the SEC on May 18, 2009.

All statements included or incorporated by reference in this communication other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.

These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Broadcom will not pursue a transaction with Emulex and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.